UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 12, 2014
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EZCORP, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1901 Capital Parkway, Austin, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)
Effective August 12, 2014, the Board of Directors named Mark Kuchenrither as President and Chief Executive Officer (principal executive officer). Mr. Kuchenrither was named Interim President and Chief Executive Officer of the Company in July. Mr. Kuchenrither will continue to serve as Chief Financial Officer (principal financial officer) until the company hires a new Chief Financial Officer.

Effective August 12, 2014, the Board of Directors name Lachlan P. Given as Executive Vice Chairman of the Board. Mr. Given had been serving as non-executive Chairman of the Board. In his role as Executive Vice Chairman, Mr. Given will work closely with the Executive Chairman (see below) and the Chief Executive Officer across many areas of the business, with particular focus on corporate strategy, expansion opportunities and funding. No compensation arrangements have been determined with regard to Mr. Given's new role as Executive Vice Chairman.
On August 13, 2014, the Company announced that the Board of Directors had selected Stuart I. Grimshaw to serve as Executive Chairman of the Board. Mr. Grimshaw has been serving as Managing Director and Chief Executive Officer of Bank of Queensland Limited (BOQ) since November 2011. BOQ is a consumer banking and financial services institution with branches in every Australian state and territory. During his 30-year career in financial services, Mr. Stuart has held a wide variety of other roles across many functions of banking and finance, including:

•	Caledonia Investments Pty Ltd. — Chief Executive Officer (2009 - 2011).

•	Commonwealth Bank of Australia — Group Executive, Premium Business Services (2006 - 2009); Group Executive, Investment and Insurance Services (2002 - 2006); and Chief Financial Officer (2001 - 2002).

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National Australia Bank (1991 - 2001) — Chief Executive Officer - Great Britain; other roles across a range of business areas, including Credit, Institutional Banking, Corporate Financial Services and Global Business Financial Services.

•	Australia and New Zealand Banking Group (1983 - 1991).
In his role as Executive Chairman, Mr. Grimshaw will be responsible for global strategy, leadership and overall Company performance.
The Company will pay Mr. Grimshaw the following compensation as Executive Chairman:

•	Base annual salary of $1 million.

•	Sign-on bonus of $1 million.

•
"Initial" short-term incentive bonus of $600,000 payable upon completing an initial 120-day plan with performance metrics set by the Board, and an additional $460,000 per year for the first two years contingent upon the Company achieving specified performance metrics.

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Annual short-term incentive bonus contingent upon the achievement of specified performance metrics, with a target amount of 250% of base salary in the first year and increasing by 25 percentage points per year up to 400% after six years. The annual short-term incentive bonus will be payable two-thirds in cash and one-third in the form of restricted shares of Class A Non-Voting Common Stock, subject the following vesting schedule:

•	For shares received with respect to the annual short-term incentive bonus for fiscal 2015, 2016 and 2017, such shares will vest 12 months from the end of such fiscal year; and

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For shares received with respect to the annual short-term incentive bonus for fiscal 2018 and subsequent years, 50% of such shares will vest 12 months from the end of such fiscal year and 50% of such shares will vest 24 months from the end of such fiscal year.

•	An initial grant of 400,000 restricted shares of Class A Non-Voting Common Stock vesting over a six-year period as follows:

•	100,000 shares on October 1, 2015

•	100,000 shares on October 1, 2016

•	100,000 shares on October 1, 2018

•	100,000 shares on October 1, 2020

Vesting will be contingent on the Company achieving specified performance metrics.

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An additional grant of 600,000 restricted shares of Class A Non-Voting Common Stock vesting over six years in specified amounts if the per-share trading price of the Class A Non-Voting Common Stock achieves specified levels ranging from $15 to $80. Any shares that vest during this six-year period will remain subject to a transfer restriction until the end of such six-year period, and any shares that remain unvested at the end of the six-year period because the stock price has not achieved the specified levels will be forfeited.

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Other benefits, to include a temporary housing allowance of up to $25,000 per month through fiscal 2015, reimbursement for tax and employment advice in connection with relocation to the U.S., reimbursement of the costs of relocation and standard executive healthcare and retirement benefits.

The effective date of Mr. Grimshaw's employment as Executive Chairman and his appointment to the Board of Directors has not been set, but the Company expects it to be within three months.
A copy of the Company's press release, dated August 13, 2014, announcing the above executive changes is filed with this Report as Exhibit 99.1.

Item 9.01 — Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated August 13, 2014, announcing the new senior executive team.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date: August 13, 2014	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated August 13, 2014, announcing the new senior executive team.

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